SOFTWARE LICENSE AGREEMENT
                           --------------------------


     This SOFTWARE LICENSE AGREEMENT (the "Agreement") is entered into this 28th day of May, 1999, by and between MAVERICK INTERNATIONAL PROCESSING SERVICE, INC., an Arizona corporation with its principal place of business at 6390 E. Broadway Boulevard, Tucson, Arizona 85710 (the "Licensor") and U.S. WIRELESS DATA, INC., a Colorado corporation with its principal place of business at Watergate Tower II, 2200 Powell Street, Suite 800, Emeryville, CA 94608-1876 (the "Licensee").


                                    RECITALS

         WHEREAS, Licensor is the owner of certain computer software programs and related documentation pertaining to the authorization and capture of data transactions originating with the use of payment cards; and

         WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to obtain a non-exclusive, fully paid license to use certain of those programs on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties agree as follows:

1.       Grant of License.
         -----------------

         1.1 License. Licensor hereby grants to Licensee, and Licensee hereby accepts, subject to the terms and conditions set forth in this Agreement, a non-exclusive, non-transferable, perpetual license in the United States to (a) use the StrongBox(TM) payment authorization and data capture software developed and owned by Licensor and any changes or additions thereto made pursuant to
Section 3 below (the "Licensed Software"); and (b) use any documentation developed by Licensee relating to the Licensed Software. Licensed Software shall include documentation, scripts, database stored procedures, and binary executable code. Licensed Software does not include any Source Code. "Source Code" means the version of the Licensed Software in assembly language or high-level language which must be assembled or compiled so that a computer can execute the program.

         1.2 Title to Software. The Licensed Software shall remain the exclusive property of Licensor. Licensee shall not acquire any title to or ownership of the Licensed Software under or by reason of this Agreement or any customizations, enhancements or upgrades that might be made by Licensor at the request of Licensee.
              Licensee will ensure that all copies of the Licensed Software are conspicuously marked with Licensor's copyright notice as follows:

              "This Product has been provided and may be used only under the terms and conditions of an Agreement, which includes restrictions on copying and transfer to third parties. No title or ownership to this Product is hereby transferred."

                     (C)Maverick(R) International Processing Services, Inc. 1999

2.       License Fee.
         ------------

         2.1 Issuance of Stock. In consideration of Licensor's granting of the License, Licensee shall grant to Licensor three hundred thousand (300,000) shares of Licensee's common stock ("Stock"), having an expected market value of One Million Dollars ($1,000,000) to be delivered no later than thirty (30) days after the date of this Agreement (the "Delivery Date"). If the market value of Stock is less than $3 1/3 per share, (split-adjusted) at the Delivery Date, Licensee shall deliver sufficient additional Stock of up to seventy-five thousand (75,000) shares to return the aggregate market value to One Million Dollars ($1,000,000). If the market value of Stock is less than $2 2/3 per share (split-adjusted) at the Delivery Date, the total consideration received under this Agreement shall be limited to 375,000 shares multiplied by the applicable market value per share. The Licensee's Common stock will have a restrictive legend attached and be subject to the terms and conditions of rule 144 of the securities act.

3.       Updates and Maintenance.
         ------------------------

         3.1 Upon the completion of any maintenance or enhancements to the Licensed Software made by Licensor for its own benefit during the term of the Management Services Agreement (an "Update"), such Update shall be installed on the Maverick Systems and operated for Licensor and shall be automatically included in the license granted herein to Licensee, at no extra charge, unless such Update was developed or created at Licensee's request, in which event Licensee shall pay to Licensor a fee of Licensor's direct development cost plus 25% markup for the development of such Update. In the event Licensee has paid Licensor for the Update and Licensor subsequently wishes to use the Update for its own benefit, Licensor shall reimburse Licensee for one-half of the development fee. Notwithstanding any request for development or payment of a development fee by Licensor, the resulting Update shall remain the sole and exclusive property of Licensor.

4.       Installation and Operation of Licensed Software.
         ------------------------------------------------

         4.1 Designated Site. During the term of the Management Services Agreement the Software shall reside only on systems belonging to or under the control of Licensor (the "Maverick System") and will be operated by Licensor on behalf of Licensee under the terms of said agreement. Upon termination of the Management Services Agreement, Licensee may designate a single domestic site where it wishes to have the Software installed (the "Designated Site") and shall provide written notice of the date upon which it wishes the software to be delivered (the "Delivery Date"); provided, however, such notice shall be given no later than one hundred eighty (180) days prior to the Delivery Date." In the event of a termination for cause by USWD, the Delivery Date shall be no more than thirty (30) days after such termination. Licensor will deliver two (2) copies of the production version of the Licensed Software as it exists as of fourteen (14) days prior to the Delivery Date and will install one (1) copy at the Designated Site promptly but no later than fourteen (14) business days after the Delivery Date.

         4.2 Licensee to Prepare Designated Site. Licensee shall arrange to have the Designated Site prepared and ready for installation of the Licensed Software, at Licensee's sole expense. Licensor agrees that its cost for any assistance in site preparation, installation and training shall be limited to its direct costs, including, but not limited to salary and benefits for personnel and out-of-pocket travel expenses, plus a markup of twenty-five percent (25%).

         4.3 Hardware. Promptly upon receipt of notice of the Delivery Date, Licensor shall advise Licensee concerning the specifications and requirements for (a) all hardware and related installation systems, needed to be installed by Licensee at the Designated Site in order to operate the Licensed Software and
(b) all operating systems, utilities or other supporting software that, in Licensor's reasonable judgment are required for proper operation of the Licensed Software. Licensee shall be solely responsible, at its sole cost and expense, for the acquisition of all hardware to create the system on which the Licensed Software is to be installed (the "USWD System"), all electrical cabling necessary to install the USWD System and all work necessary to provide such cabling and electrical power for that system. In the event of any conflicts between the written environmental or technical specifications provided by Licensor and those of any manufacturer of hardware being used for the USWD System, Licensee shall follow the specifications of the manufacturer of such hardware.

         4.4 Maintenance. After delivery of Licensed Software, Licensor shall perform maintenance for processing updates mandated by Visa, U.S.A., Inc. and MasterCard International, Inc. only. Terms and conditions for such maintenance are contained in the Software Maintenance Agreement that is Exhibit A attached hereto and is hereby incorporated by reference into this Agreement. After delivery, Licensee shall be have the right, subject to Exhibit A, to customize, update or develop modifications and improvements to the Licensed Software, or retain the services of a third party to do so on its behalf, in which case the derivative copyrights relating to such updates, customizations and modifications shall be the property of Licensee or such third party, although Licensee shall not acquire any title or ownership of the underlying Licensed Software by reason thereof.

5.  Confidential  Information  and  Non-Disclosure.
    -----------------------------------------------
Licensor and Licensee each acknowledges that in the course of performing its obligations hereunder, it may receive, develop or otherwise acquire certain information that the other party deems as its proprietary and confidential information ("Confidential Information"). All Confidential Information of a party that the other party may now possess, may obtain during or after the performance of this Agreement will be held confidential by the receiving party, and that party will not (nor will it assist any other person to do so) directly or indirectly reveal, report, publish or disclose such Confidential Information to any person, firm or corporation not expressly authorized by the party owning such Confidential Information to receive such Confidential Information, or use (or assist any person to use) such Confidential Information except (a) for the benefit of the party owing the Confidential Information and in the course of performing it obligations hereunder, or (b) as necessary to fulfill any obligations of the revealing party under this Agreement; provided, however, that the forgoing will not apply to the extent that either party is required to disclose Confidential Information of the other party by applicable law or legal process so as the revealing party promptly notifies the other party of such pending disclosure and consults with that party prior to such disclosure concerning the advisability of seeking a protective order or other means of preserving the confidentiality of the Confidential Information. Each party acknowledges that the Confidential Information of the other party is important and unique to that party and that it materially affects the party's goodwill and its successful conduct of business. Licensee shall not, nor help others to, reverse engineer, decompile, create or attempt to create the Source Code of the Licensed Software.

6.  Licensor's  Representations  and  Warranties.
    ---------------------------------------------
Licensor hereby makes the following representations and warranties to Licensee:

         6.1 Licensor is the owner of the Licensed Software, with the right and authority to convey and grant the license granted to Licensee herein.

         6.2 Licensee's use of the Licensed Software as contemplated in this Agreement will not infringe any third party's proprietary rights.

7.       Warranties.
         -----------

         7.1 Conformance to Specifications. Licensee acknowledges that all Licensed Software is the same software that will have been utilized by Licensor in the operation of its payment processing business during the term of the Management Services Agreement and that all Licensed Software, whether existing at the time of execution of this Agreement or an Update as set forth herein, will have been installed, tested and operated by Licensor for the benefit of Licensor for an undetermined period of time before the Delivery Date and that, as a result of such prior operation, Licensor shall have direct knowledge of the features, functions and operability of the software. Therefore, Licensor makes no warranties, written or implied, and specifically disclaims any warranties for merchantability or fitness for a particular purpose, regarding Licensed Software. Further, Licensor makes no warranties, written or implied, regarding the operation of the Licensed Software on the USWD System. Licensor does not warrant the operation of any hardware, firmware, operating systems, utilities or other supporting software constituting the USWD System and utilized in conjunction with the Licensed Software. Licensor acknowledges that hardware or firmware problems may adversely affect the operation of the Licensed Software and that Licensor shall not be responsible for such problems.

         7.2 Physical Media Warranty. Licensor warrants to Licensee, subject to limitations regarding the USWD System set forth in Section 7, that each copy of the Licensed Software provided by Licensor to Licensee is and will be free from physical defects in the media that tangibly embodies the copy (the "Physical Media Warranty"). The Physical Media Warranty does not apply to defects discovered more than thirty (30) calendar days after the date of delivery of the copy by Licensor.
                  (a) The Physical Media Warranty does not apply to defects arising from acts of non-Licensor personnel, misuse, theft, vandalism, fire, water, acts of God or other peril.
                  (b) Licensee's sole remedy for breach of the Physical Media Warranty, to the exclusion of all other remedies therefor, will be replacement by Licensor of any copy provided by Licensor that does not comply with the warranty at Licensor's expense, including shipping and handling costs.

         7.3      No Surreptitious Code Warranty.

                  (a) Licensor warrants to Licensee that no copy of the Licensed Software provided to Licensee by Licensor contains or will contain any Self-Help Code nor any unauthorized Code (as defined below) (the "Surreptitious Code Warranty"); provided, however, this warranty specifically excludes any Self-Help Code that might reside in the Licensed Software by virtue of the use of third-party compilers, utilities and programming tools in the development of the Licensed Software. (b) As used in this Agreement, "Self-Help Code" means any back door, time bomb, drop dead device or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than a licensee of the program. Self-Help Code does not include software routines in a program, if any, designed to permit Licensor (or other person acting by authority of Licensor) to obtain remote access to Licensee's computer systems via modem for purposes of maintenance or technical support.

                   (c) As used in this Agreement, "Unauthorized Code" means any virus Trojan horse, worm or other software routines or hardware components designed to permit unauthorized access; to disable, erase or otherwise harm software, hardware or data; or to perform any other such actions. The term Unauthorized Code does not include Self-Help Code.

8.        Responsibility  for Use.
          --------------------------
Licensee shall take all reasonable and necessary actions to establish back-up and other protective measures to insure the protection and retention of its data and information. Licensor assumes no responsibility for Licensee's negligence or failure to take reasonable measures to protect the Licensed Software or
Licensee's data from inadvertent modification, deletion, destruction or disclosure.

9.       Patent, Trade Secret and Copyright.
         -----------------------------------

         9.1 Licensor warrants that the intellectual and industrial property rights of the Licensed Software are vested in Licensor and that Licensor is not in any way restricted from granting rights to use the Licensed Software as foreseen in this Agreement.

         9.2 Licensor shall hold harmless and indemnify Licensee against all claims from third parties regarding infringement of intellectual and industrial property rights concerning the use of the Licensed Software as foreseen in this Agreement. If a third party brings any action against Licensee, Licensor shall take over all conduct of the claim and all settlements (including the judicial costs) at its own expense. Licensee is obliged to notify Licensor in writing immediately upon receipt of any such claim giving full details, and may make no statements prejudicial to Licensor unless forced thereto according to Arizona law. In no event shall Licensee settle any such claims, lawsuit or proceedings without Licensor's prior written approval. Licensee shall cooperate with Licensor in the defense of any claim, lawsuit or proceeding.

         9.3 If as the result of legal action or otherwise it is proven that use of the Licensed Software by Licensee infringes the intellectual and industrial property rights of a third party, Licensor shall at its own discretion and at no charge to Licensee:
                  (a)      Acquire continued rights of use for Licensee; or
                  (b) Alter or exchange the Licensed Software in such a way that the infringement ceases. Such alteration or exchange may not lead to the Licensed Software's no longer satisfying the applicable specifications. Licensor's and Licensee's other rights and obligations under this Agreement will apply without limitation to the parts of the Licensed Software thus altered or exchanged.

         The foregoing constitutes the entire liability of Licensor with respect to infringement of any patents, trademarks, copyrights, licenses or other third party proprietary right by Licensed Software.

         9.4 Licensor shall not be liable for infringements of intellectual and industrial property rights if Licensee has altered any part of the Licensed Software as such software existed as of the Delivery Date, and such alterations are the direct cause of the infringement. If a third party brings any action against Licensor, Licensee shall take over all conduct of the claim and all settlement (including the judicial costs) at its own expense. Licensor is obligated to notify Licensee in writing immediately upon receipt of any such claim giving full details, and may make no statements prejudicial to Licensee unless forced thereto according to Arizona law.

         9.5 Licensee shall indemnify and hold harmless Licensor from any claim by any party, other than those claims stated in this Section 9, arising or related to Licensee's own activities concerning the use of Licensed Software.

10.      Default and Termination for Cause.
         ----------------------------------

         10.1 Failure by Licensor or Licensee to comply with any material term or condition under this Agreement shall entitle the other party to give the party in default written notice requiring it to make good such default; provided, however, that if Licensee violates any of the conditions of Section 9, this Agreement shall terminate immediately. If the party in default has not cured such default within thirty (30) days of such notice, the notifying party shall be entitled, in addition to any other rights it may have under this Agreement, or otherwise under law (except as limited by this Agreement), to terminate this Agreement by giving written notice to take effect immediately.

         10.2 The right of either party to terminate this Agreement hereunder shall not be affected in any way by is waiver or failure to take action with respect to any previous default.

         10.3 Upon the termination of this Agreement for a breach by Licensee, Licensee shall return the Licensed Software and any documentation relating thereto, and all copies thereof, to Licensor and shall certify that it no longer has any right to use the Licensed Software. No part of any license fee shall be returned to Licensee upon termination unless caused by Licensor's default. The term "default" as used in this Agreement shall include the institution of proceedings by or against either party under federal or state bankruptcy laws, or an assignment or receivership for the benefit of creditors.

11.      Applicable  Law and  Disputes.
         --------------------------------
This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. If a dispute concerning this Agreement arises, the parties will first meet and attempt to resolve the matter in good faith. If such resolution is not possible, the dispute will be submitted to the competent court in Tucson, Arizona.

12.      Additional Terms and Conditions.
         --------------------------------

         12.1 This Agreement forms the only correct and complete representations with respect to what has been agreed between Licensor and Licensee regarding the subject matter contained herein. Any previous representations, communications and/or agreement, whether written or verbal, are superseded by this Agreement.

         12.2 No changes may be made to this Agreement unless made in writing and signed by the duly authorized representatives of both parties. The failure of any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

         12.3 Any notice herein required or permitted to be given shall be in writing or by facsimile transmission with subsequent written confirmation, and may be personally serviced or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For the purposes hereof, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

If to the Maverick:
                                    Maverick Processing Services, Inc.
                                    6390 E. Broadway
                                    Tucson, Arizona 85710
                                    Attn:   Linda P. Ford,
                                    Vice President & Legal Counsel

If to Licensee:                     U.S. Wireless Data, Inc.
                                    Watergate Tower II
                                    2200 Powell Street, Suite 800
                                    Emeryville, CA 94608-1876
                                    Attn:   _________________

or such substituted persons or addresses of which any of the parties may give notice to the other in writing.

         12.4 Licensee may not assign this Agreement or the License granted therein, in whole or in part without the prior written consent of Licensor. Provided, however, the foregoing shall not apply to any assignment to a subsidiary, affiliate, parent or by way of merger or operation of law unless such assignment is to a Competitor of Licensor or to a party which, through such assignment, becomes a Competitor of Licensor.

         12,5 In performing their responsibilities pursuant to this Agreement, Licensor and Licensee are in the position of independent contractors. Except as specifically set forth herein, neither is intended to and shall not be deemed to be an agent of the other.

         12.5 This Agreement may be executed in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same documents. All counterparts so executed and delivered shall be deemed to be an original, shall be construed together and shall constitute one agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



MAVERICK INTERNATIONAL                      U.S. WIRELESS DATA, INC.
PROCESSING SERVICES, INC.



/s/ John A. Hunnicut                         By /s/ Rod Stambaugh
    --------------------                            --------------------
    John A. Hunnicut, Chairman & CEO                Title President

    Date: June 9, 19990                             Date June 10, 1999
          -------------------                       ------------------